Exhibit 99.6

Report of Independent Registered Public Accounting Firm

To the Members and the Board of Directors of

Sherpa Government Solutions, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Sherpa Government Solutions, LCC (the “Company”), as of December 31, 2018, and the related statements of operations, changes in members’ capital and cash flows for the year ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2018.

Whippany, New Jersey

March 18, 2019

Sherpa Government Solutions, LLC

BALANCE SHEET

December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$923,942
Accounts receivable	425,675
Prepaid expenses and other current assets	25,801
Total current assets	1,375,418

Property and equipment, net	2,064
Total Assets	$1,377,482

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
Accounts payable	$3,945
Accrued expenses	152,523
Contract liabilities	75,523
Total current liabilities	231,991

Commitments and contingencies

Members' capital	1,145,491
Total liabilities and members' capital	$1,377,482

The accompanying notes are an integral part of this financial statement.

F-1

Sherpa Government Solutions, LLC

STATEMENTS OF OPERATIONS

	For the Year ended December 31,
	2018	2017
		(Unaudited)
Revenues
Professional services	$1,903,698	$1,191,810
Licenses	1,000,453	620,074
Hosting	185,937	113,280
Total revenues	3,090,088	1,925,164
Cost of revenues	428,737	60,929
Gross profit	2,661,351	1,864,235

Operating expenses
General and administrative	1,670,885	1,181,574
Total operating expenses	1,670,885	1,181,574
Operating income	990,466	682,661

Other income:
Interest income	3,789	1,079
Total other income	3,789	1,079
Net income	$994,255	$683,740

The accompanying notes are an integral part of these financial statements.

F-2

Sherpa Government Solutions, LLC

STATEMENT OF CHANGES IN MEMBERS’ CAPITAL

Members' Capital
Balance at December 31, 2017 (Unaudited)	909,236
Contributions	1,000
Distributions	(759,000)
Net Income	994,255
Balance at December 31, 2018	$1,145,491

The accompanying notes are an integral part of this financial statement.

F-3

Sherpa Government Solutions, LLC

STATEMENTS OF CASH FLOWS

	For the Year ended December 31,
	2018	2017
		(Unaudited)
Cash flows from operating activities
Net income	$994,255	$683,740
Non-cash adjustments
Depreciation and amortization	2,478	15,010
Changes in operating assets/liabilities
Accounts receivable	(155,995)	(249,496)
Prepaid expenses and other current assets	17,260	(43,061)
Accounts payable	(6,371)	3,618
Accrued expenses	86,132	(2,145)
Contract liabilities	46,123	29,400
Net cash provided by operating activities	983,882	437,066

Cash flows from financing activities
Proceeds received from members' contributions	1,000	-
Members' distributions	(759,000)	(260,000)
Net cash used in financing activities	(758,000)	(260,000)

Net increase in cash and cash equivalents	225,882	177,066

Cash and cash equivalents, beginning of year	698,060	520,994
Cash and cash equivalents, end of year	$923,942	$698,060

The accompanying notes are an integral part of these financial statements.

F-4

SHERPA GOVERNMENT SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1— Organization and Business Operations

Sherpa Government Solutions, LLC (the "Company"), a Colorado limited liability company headquartered in Denver, Colorado, was established in 2004. The Company is a developer and provider of public sector budgeting software and consulting services.

Note 2— Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The accompanying unaudited statements of operations and cash flows for the year ended December 31, 2017 reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the Company’s results of its operations and cash flows, for the period presented.

Note 3 – Summary of Significant Accounting Policies

Use of estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Significant items subject to such estimates include revenue recognition and the allowance for doubtful accounts. Management bases its estimates on historical experience and on various other assumptions that management believes are reasonable under the circumstances. Management regularly evaluates its estimates and assumptions using historical experience and other factors; however, actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments acquired with an original maturity of ninety days or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are placed with high credit quality financial institutions and issuers, and at times may exceed federally-insured limits. The Company has not experienced any loss relating to cash and cash equivalents in these accounts.

The Company provides credit, in the normal course of business, to its customers. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

Accounts Receivable

Accounts receivable consists of amounts due from customers. Accounts receivable are recorded at the invoiced amount, do not require collateral, and do not bear interest. The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the Company’s customers may have an inability to meet financial obligations, such as bankruptcy and significantly aged receivables outstanding. The Company had no allowance for doubtful accounts as of December 31, 2018.

Three customers accounted for approximately 19%, 14%, and 10% of revenues for the year ended December 31, 2018. Four customers accounted for approximately 27%, 15%, 13% and 11% of revenues for the year ended December 31, 2017.

Three customers accounted for approximately 50%, 21%, and 12% of accounts receivable, as of December 31, 2018.

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SHERPA GOVERNMENT SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets. Maintenance and repairs that do not extend the life of or improve an asset are expensed in the period incurred.

The estimated useful lives of property and equipment are as follows:

Computer hardware and equipment	3 - 5 years

Impairment of long-lived assets

Long-lived assets, which comprise capital assets, are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when the asset’s carrying value exceeds the total undiscounted cash flows expected from its use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value. There were no impairments during the years ended December 31, 2018 and 2017.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the inputs to valuation techniques used in measuring fair value. There are three levels to the fair value hierarchy based on the reliability of inputs, as follows:

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs in which little or no market data exists, therefore requiring the Company to develop its own assumptions.

The Company evaluates assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level at which to classify them for each reporting period. This determination requires significant judgments to be made by the Company. The Company did not have any financial assets or liabilities that are measured on a recurring basis as of December 31, 2018.

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of December 31, 2018, the recorded values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments.

Revenue Recognition

The Company adopted the Financial Accounting Standards Board (“FASB”) new revenue framework, Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2017 using the full retrospective approach. The adoption of this standard did not have a material impact on prior revenue recognition or on opening members’ capital, as the timing and measurement of revenue recognition for the Company is materially the same under ASC 606 as it was under the prior relevant guidance.

F-6

SHERPA GOVERNMENT SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Professional services revenue

The Company’s professional services contracts generate revenue on a time and materials, fixed fee or subscription basis. Revenues are recognized as the services are rendered for time and materials contracts. Revenues are recognized when the milestones are achieved and accepted by the customer or on a proportional performance basis for fixed fee contracts. Revenues are recognized ratably over the contract term for subscription contracts. The milestone method for revenue recognition is used when there is substantive uncertainty at the date the contract is entered into whether the milestone will be achieved. Training revenues are recognized as the services are performed.

Software license revenue

The Company provides customers with the right to use software as it exists when made available. Customers purchase these licenses upfront. Revenues from distinct licenses are recognized upfront when the software is made available to the customer as this is when the customer has the risks and rewards of the right to use software. The Company also acts as an agent in reselling third- party software as the Company is not primarily responsible for the third-party software.

Hosting revenue

The Company also provides hosting services for which revenue is recognized over time as the services are provided, which is ratably over the contract term.

Significant judgments – contracts with multiple performance obligations

The Company enters into contracts with customers that include promises to transfer multiple performance obligations, including software licenses, hosting, and professional services. Determining whether products and services are distinct performance obligations that should be accounted for separately or combined as one unit of accounting may require significant judgment.

In determining whether professional services are distinct, the Company considers the following factors: availability of the services from other vendors, the nature of the services, and whether the services are interdependent and interrelated. To date, the Company has concluded that all software licenses, hosting services, software support, and professional services included in contracts, with multiple performance obligations, are distinct.

The Company allocates the transaction price to each performance obligation on a relative standalone selling price ("SSP") basis. The SSP is the price at which the Company would sell a promised product or service separately to a customer. Judgment is required to determine the SSP for each distinct performance obligation. The Company uses an adjusted market assessment approach to estimate the standalone selling price for software licenses, hosting services, and a cost plus a margin approach for professional services.

For contracts where the period between when the Company transfers a promised service to the customer and when the customer pays in one year or less, the Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component.

The Company has made a policy election to exclude from the measurement of the transaction price all taxes assessed by a government authority that are both imposed on and concurrent with a specific revenue producing transaction and collected by the Company from a customer. Such taxes may include but are not limited to sales, use, value added and certain excise taxes.

Contract Liabilities

Contract liabilities primarily consist of amounts that have been billed to or received from customers in advance of revenue recognition and prepayments received from customers in advance for implementation, hosting and other services. The Company recognizes contract liabilities as revenues when the services are performed and the corresponding revenue recognition criteria are met. Customer prepayments are generally applied against invoices issued to customers when services are performed and billed. Contract liabilities that are expected to be recognized as revenues during the succeeding twelve-month period are recorded in current liabilities as contract liabilities, current portion, and the remaining portion is recorded in long-term liabilities as contract liabilities, net of current portion.

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SHERPA GOVERNMENT SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

General and Administrative

General and administrative expenses consist primarily of personnel costs associated with the Company’s executive, finance, legal, human resources, and other administrative personnel, as well as accounting and legal professional services fees.

Income Taxes

The Company is a limited liability company that is treated as a partnership under the U.S. Internal Revenue Code. As such, the Company generally pays no U.S. taxes on its earnings. The Company’s taxable net earnings are generally passed through to the Company’s members, accordingly, it reports no income tax expense or liabilities.

Recently adopted accounting standards

Beginning in May 2014, the FASB issued ASC 606 to provide guidance related to revenue from contracts with customers. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. In addition, the standard requires disclosure of the nature, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted ASC 606 effective January 1, 2017 using the full retrospective method to restate each prior reporting period presented. The adoption of ASC 606 did not have a material impact on the Company’s recognition of licensing, hosting, or professional services revenue, or on opening members’ capital, as the timing and measurement of revenue recognition is materially the same for the Company as under prior guidance. The Company has presented additional quantitative and qualitative disclosures regarding identified revenue streams and performance obligations (see Note 4). The Company has also identified and implemented changes to its business processes and internal controls relating to implementation of the new standard.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230). This amendment provides guidance on the presentation and classification of specific cash flow items to improve consistency within the statement of cash flows. The Company adopted ASU No. 2016-15 on January 1, 2017 and its adoption did not have a material impact on the Company’s cash flows.

Beginning in August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company adopted ASC 2018-13 effective January 1, 2017. Adoption did not have a material impact on the Company’s financial statements.

Note 4 – Contract Liabilities

The Company provides budgeting software solutions (licensing revenue), hosting services, and support services related to its software solutions. Additionally, the Company offers professional services to its customers in the form of software implementation, integration, and business process consulting. In the Company’s agreements, customers take possession of the software and related licensing revenue is recognized upfront, upon contract execution which is at the time of the transfer of license. Revenue related to hosting and professional services are recognized ratably over the contract terms as the customer simultaneously receives and consumes the benefits of these services as they are made available by the Company.

Revenue of approximately $29,000 was recognized during the year ended December 31, 2018 that was included in the contract liabilities balances at the beginning of the respective period.

As of December 31, 2018, approximately $76,000 of revenue is expected to be recognized from remaining performance obligations. We expect to recognize revenue on approximately 100% of these remaining performance obligations over the next 12 months.

F-8

SHERPA GOVERNMENT SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 5 – Employee Benefit Plan

The Company has a 401k defined contribution plan (the “Plan”) covering substantially all employees.  Pursuant to the Plan provisions, the Company is required to make matching contributions equal to 100% on the first 3% of eligible earnings that are deferred as an Elective Deferral and an additional 50% on the next 2% of eligible earnings that are deferred and Elective Deferral of each employee’s contribution. Contributions to the Plan during the years ended December 31, 2018 and 2017 were $15,479 and $12,590 respectively.

Note 6 – Property and Equipment

Property and equipment, net consists of the following:

	December 31, 2018	December 31, 2017
Computer & equipment	$127,675	$127,675
Less: accumulated depreciation	(125,611)	(123,133)
	$2,064	$4,542

Depreciation expense is included in general and administrative expenses in the accompanying Statements of Operations.  For the year ended December 31, 2018 and 2017, depreciation expense was approximately $2,000 and $15,000, respectively.

Note 7—Commitments and contingencies

Indemnification

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to customers, vendors, investors, directors and officers with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. These indemnification provisions may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is indeterminable. The Company has never paid a material claim, nor have it been sued in connection with these indemnification arrangements.

As of December 31, 2018, the Company has not accrued a liability for these indemnification arrangements because the likelihood of incurring a payment obligation, if any, in connection with these indemnification arrangements is not probable or reasonably estimable.

Note 8 - Subsequent Events

On September 12, 2018, the Company, along with 5 other technology companies serving the public sector market, entered into a definitive agreement with GTY Technology Holdings Inc. (“GTY”), a publicly traded special purpose acquisition company. On February 15, 2019, GTY approved the business combination between the Company and GTY and consummated the definitive agreement on February 19, 2019. Under the Company’s agreement with GTY, the Company received aggregate consideration of approximately $7.3 million in cash and 100,000 shares of GTY common stock valued at $10.00 per share.

The Company has evaluated subsequent events through March 18, 2019, the date that the financial statements were approved to be issued, for events requiring recording or disclosure in the Company's financial statements. Other than the items noted above, the Company believes that no additional subsequent events have occurred through March 18, 2019, which would require recognition or disclosure.

F-9